Exhibit 99.1

NetScout Systems Reports Financial Results for Third Quarter of Fiscal 2008

Third Quarter Revenue Doubles Year-over-Year with the Acquisition of Network General

WESTFORD, Mass.--(BUSINESS WIRE)--NetScout Systems

	GAAP	Non-GAAP
Revenue	$53.7 million	$60.0 million
Net income (loss)	($3.1) million	$6.2 million
Earnings (loss) per share	($0.09)	$0.17

NetScout Systems, Inc. (NASDAQ: NTCT), an industry pacesetter for advanced network and service assurance solutions, today announced financial results for its third quarter of fiscal year 2008, ended December 31, 2007. Financial results include the acquisition of Network General as of November 1, 2007.

Total GAAP revenue for the third quarter of fiscal year 2008 was $53.7 million, up 103% year-over-year. Non-GAAP revenue for the third quarter was $60 million. Non-GAAP revenue excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue. Product revenue on a GAAP basis was $36.1 million, up 120% year-over-year.

GAAP net loss for the quarter was $3.1 million, or a net loss per share of $0.09. GAAP loss from operations was $2.4 million. On a non-GAAP basis, net income was $6.2 million or $0.17 per diluted share, and non-GAAP income from operations was $12.6 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue, as well as share-based compensation expenses, amortization of acquired intangible assets, inventory fair value adjustments and non-recurring integration expenses. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation between GAAP and non-GAAP results is included in the attached financial tables.

“We are pleased with our financial results this quarter following the recent acquisition of Network General,” said Anil Singhal, President and CEO of NetScout Systems. “These strong results reflect the market’s endorsement of the prospects of the combination of our two companies. We have brought together two world leaders in network-based application performance management solutions and we are well on our way to achieving our goal of providing our customers with the most advanced technologies in a unified product portfolio. In the upcoming fiscal year we will be bringing to market a modular suite of performance management solutions that will protect our customers’ investments and further position NetScout for future revenue and profitability growth. Our integration efforts are proceeding smoothly and we look forward to sharing our goals and positive results from the new and larger NetScout in the coming year.”

Financial and Company Highlights for the Third Quarter 2008:

  NetScout acquired privately-held Network General on November 1, 2007. The transaction was valued at approximately $212 million. The purchase price consisted of a combination of six million shares of NetScout common stock, $100 million of senior secured floating rate notes and approximately $56 million in cash.
-GAAP revenue increased 103% year-over-year and 82% sequentially as a result of the acquisition and organic growth. Non-GAAP revenue increased 127% year-over-year and 103% sequentially.
-GAAP product revenue increased 120% year-over-year and 91% sequentially.
-Cash and cash equivalents and short and long-term marketable securities were $81.9 million down from $108.9 million in the prior quarter.
  On December 21, 2007, NetScout refinanced the original seller’s loan issued in connection with the acquisition of Network General. The new credit agreement, a $100 million five-year term loan and a $10 million revolving credit facility, was negotiated at favorable rates with a syndicate of banks led by KeyBank. The proceeds of the term loan were used to redeem all of the outstanding senior secured floating rate notes due 2012.

Guidance:

For the fourth quarter of fiscal year 2008, NetScout expects GAAP revenue to be in the range of $54 million to $58 million and GAAP net loss per share to be in the range of ($0.18) to ($0.22). NetScout expects non-GAAP revenue to be in the range of $60 million to $64 million and non-GAAP earnings per diluted share to be in the range of $0.04 to $0.08. The fourth quarter of fiscal year 2008 non-GAAP revenue and earnings estimates exclude the purchase accounting adjustment to fair value of approximately $6.3 million of Network General’s deferred revenue, share-based compensation expenses of approximately $1.3 million, amortization of acquired intangible assets of approximately $1.8 million, and integration expenses of approximately $5.4 million. While NetScout expects fourth quarter results to be stronger than the third quarter, results will be somewhat dampened as Network General’s sales force transitions into its former first fiscal quarter which historically has been weaker.

For the fiscal year 2009, NetScout expects GAAP revenue to be in the range of $250 million to $260 million and GAAP earnings per diluted share to be in the range of $0.08 to $0.18. NetScout expects non-GAAP revenue to be in the range of $260 million to $270 million and non-GAAP earnings per diluted share to be in the range of $0.50 to $0.60. The fiscal year 2009 non-GAAP revenue and earnings estimates exclude the purchase accounting adjustment to fair value of approximately $11.2 million of Network General’s deferred revenue, share-based compensation expenses of approximately $6.9 million, amortization of acquired intangible assets of approximately $6 million, and integration expenses of approximately $1.5 million. The revenue guidance for FY 2009 recognizes the logistical and market challenges of the integration with Network General as NetScout combines and reorganizes the sales force and introduces new and integrated products to the market early in the fiscal year.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, product revenue, income from operations, net income and earnings per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, inventory fair value adjustments and integration expenses.

These non-GAAP measures are not in accordance with, and should not be considered an alternative for measures prepared in accordance with GAAP, and these non-GAAP measures may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial conditions and results of operations.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID: 31263476. A replay of the call will be available after 7:30 p.m. ET on February 4 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 31263476.

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry leader for advanced network and service assurance solutions for over twenty years. NetScout’s breakthrough technology solutions provide trusted, comprehensive real-time and historical performance intelligence, including advanced early warnings and rapid, definitive problem analysis. These capabilities are vital to IT operators who are accountable for reducing the Mean Time to Resolution. The world’s largest enterprises, government agencies, and service providers depend upon NetScout’s nGenius and Sniffer (formerly Network General) brand solutions to assure service levels to their users by reducing or preventing disruptions and degradations. More information about NetScout is available at http://www.netscout.com.

Safe Harbor:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, such as the statement that a modular suite of performance management solutions is expected to be released in fiscal 2009 and the Company’s guidance for the fourth quarter of fiscal year 2008 and for fiscal year 2009 contained in this release, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company’s acquisition of Network General, including the ability to integrate the acquisition successfully, costs associated with the acquisition, the ability to achieve market introduction and acceptance of new products from the acquisition, difficulties in managing geographically dispersed operations and in achieving expected synergies and expense reductions, and other factors relating to acquisitions generally, as well as the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2008 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

©2008 Network General Corporation. All Rights Reserved. Network General and the Network General logo are registered trademarks or trademarks of Network General Corporation and/or its affiliates in the United States and/or other countries. Only Network General Corporation makes Sniffer® brand products.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Product	$36,085	$16,366	$72,509	$46,351
Service	17,656	10,133	38,757	28,803
Total revenue	53,741	26,499	111,266	75,154

Cost of revenue:
Product	11,627	4,528	21,483	12,766
Service	4,056	1,672	7,665	4,700
Total cost of revenue	15,683	6,200	29,148	17,466

Gross profit	38,058	20,299	82,118	57,688

Operating expenses:
Research and development	9,272	4,782	18,518	13,690
Sales and marketing	21,463	10,997	43,817	31,410
General and administrative	9,454	2,571	15,479	6,913
Amortization of acquired intangible assets	314	39	320	116
Total operating expenses	40,503	18,389	78,134	52,129

Income(loss) from operations	(2,445)	1,910	3,984	5,559
Interest and other income(expense), net	(1,343)	917	727	3,004
Income(loss) before income tax expense(benefit) and cumulative effect of accounting change	(3,788)	2,827	4,711	8,563
Income tax expense(benefit)	(682)	844	1,886	2,973
Income(loss) before cumulative effect of accounting change	(3,106)	1,983	2,825	5,590
Cumulative effect of accounting change, net of taxes of $42	-	-	-	69
Net income(loss)	$(3,106)	$1,983	$2,825	$5,659

Basic net income(loss) per share	$(0.09)	$0.06	$0.08	$0.18
Diluted net income(loss) per share	$(0.09)	$0.06	$0.08	$0.17
Shares used in computing:
Basic net income(loss) per share	36,495	31,735	33,651	31,626
Diluted net income(loss) per share	36,495	33,026	35,065	32,925
NetScout Systems, Inc.
Non-GAAP Financial Measures and Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

GAAP Revenue	$53,741	$26,499	$111,266	$75,154
Product deferred revenue fair value adjustment	325	-	325	-
Service deferred revenue fair value adjustment	5,960	-	5,960	-
Non-GAAP revenue	$60,026	$26,499	$117,551	$75,154

GAAP Gross profit	$38,058	$20,299	$82,118	$57,688
Deferred revenue fair value adjustment	6,285	-	6,285	-
Shared-based compensation expense	17	12	65	37
Amortization of acquired intangible assets	768	104	977	312
Inventory fair value adjustment	1,287	-	1,287	-
Integration expense	438	-	438	-
Non-GAAP Gross profit	$46,853	$20,415	$91,170	$58,037

GAAP Income(loss) from operations	$(2,445)	$1,910	$3,984	$5,559
Deferred revenue fair value adjustment	6,285	-	6,285	-
Shared-based compensation expense	343	357	1,056	1,077
Amortization of acquired intangible assets	1,082	143	1,297	428
Inventory fair value adjustment	1,287	-	1,287	-
Integration expense	6,024	-	6,024	-
Non-GAAP Income from operations	$12,576	$2,410	$19,933	$7,064

GAAP Net income(loss)	$(3,106)	$1,983	$2,825	$5,659
Deferred revenue fair value adjustment	6,285	-	6,285	-
Shared-based compensation expense	343	357	1,056	1,077
Amortization of acquired intangible assets	1,082	143	1,297	428
Inventory fair value adjustment	1,287	-	1,287	-
Integration expense	6,024	-	6,024	-
Income tax adjustments (1)	(5,708)	(190)	(6,061)	(572)
Non-GAAP Net income	$6,207	$2,293	$12,713	$6,592

Diluted Net income(loss) per share	$(0.09)	$0.06	$0.08	$0.17
Share impact of non-GAAP adjustments identified above	$0.26	$0.01	$0.28	$0.03
Non-GAAP Diluted net income per share	$0.17	$0.07	$0.36	$0.20

Shares used in computing non-GAAP diluted net income per share	36,495	33,026	35,065	32,925

(1) : Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%.

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2007	2007

Assets
Current assets:
Cash and cash equivalents	$52,497	$18,925
Marketable securities	29,237	69,204
Accounts receivable, net	48,517	18,317
Inventories	10,197	4,562
Refundable income taxes	1,278	657
Deferred income taxes	3,620	2,535
Prepaid expenses and other current assets	12,008	3,380

Total current assets	157,354	117,580

Fixed assets, net	17,563	8,262
Goodwill	135,295	36,561
Acquired intangible assets, net	67,159	442
Capitalized software development costs, net	48	170
Deferred financing costs	952	-
Deferred income taxes	31,272	5,382
Long-term marketable securities	-	11,975
Restricted cash	156	-
Other assets	991	47
Total assets	$410,790	$180,419

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,027	$3,023
Accrued compensation	25,680	8,271
Accrued other	9,429	2,609
Income taxes payable	839	192
Long term debt, current portion	5,000	-
Deferred revenue	51,929	23,992

Total current liabilities	106,904	38,087

Other long-term liabilities	915	1,008
Accrued long-term retirement benefits	1,254	1,155
Long-term deferred revenue	6,530	1,762
Long-term debt, net of current portion	95,000	-
Total liabilities	210,603	42,012

Stockholders' equity:
Common stock	43	36
Additional paid-in capital	180,882	122,074
Accumulated other comprehensive income(loss)	94	(46)
Treasury stock	(28,939)	(28,939)
Retained earnings	48,107	45,282

Total stockholders' equity	200,187	138,407

Total liabilities and stockholders' equity	$410,790	$180,419

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com